UNITED STATES OF AMERICA

Before the

OFFICE OF THRIFT SUPERVISION

)
In the Matter of	)	Order No.: WN-09
)
GUARANTY BANK	)	Effective Date:
)
Austin, Texas	)
OTS Docket No. 08534)
)

STIPULATION AND CONSENT TO ISSUANCE OF ORDER TO CEASE AND DESIST

WHEREAS, the Office of Thrift Supervision (OTS), acting by and through its Regional Director for the Western Region (Regional Director), and based upon information derived from the exercise of its regulatory and supervisory responsibilities, has informed Guaranty Bank, Austin, Texas, OTS Docket No. 08534 (Association) that OTS is of the opinion that grounds exist to initiate an administrative proceeding against the Association pursuant to 12 USC § 1818(b);

WHEREAS,the Regional Director, pursuant to delegated authority, is authorized to issue Orders to Cease and Desist where a savings association has consented to the issuance of an order; and

WHEREAS, the Association desires to cooperate with OTS to avoid the time and expense of such administrative cease and desist proceeding by entering into this Stipulation and Consent to the Issuance of Order to Cease and Desist (Stipulation) and, without admitting or denying that such grounds exist, but only admitting the statements and conclusions in Paragraph 1 below concerning Jurisdiction, hereby stipulates and agrees to the following terms:

1.	Jurisdiction.
	a.	The Association is a “savings association” within the meaning of 12 USC §
1813(b) and 12 USC § 1462(4). Accordingly, the Association is “an insured depository institution” as that term is defined in 12 USC § 1813(c); and

b.	Pursuant to 12 USC § 1813(q), the Director of OTS is the “appropriate Federal banking agency” with jurisdiction to maintain an administrative enforcement proceeding against a savings association. Therefore, the Association is subject to the authority of OTS to initiate and maintain an administrative cease and desist proceeding against it pursuant to 12 USC § 1818(b).

2.	OTS Findings of Fact.

Based on its September 2, 2008 examination of the Association, OTS finds that the Association has engaged in unsafe or unsound practices that resulted in the current high level of classified assets, poor earnings, inadequate capital, and the failure to implement policies and strategies to mitigate concentration risks in its loan and non-agency mortgage-backed securities portfolios.

3.	Consent.

The Association consents to the issuance by OTS of the accompanying Order to Cease and Desist (Order). The Association further agrees to comply with the terms of the Order upon the Effective Date of the Order and stipulates that the Order complies with all requirements of law.

4.	Finality.
The Order is issued by OTS under 12 USC § 1818(b) and upon the Effective Date it shall

Guaranty Bank

OTS Docket No. 08534

Stipulation to Order to Cease and Desist

be a final order, effective and fully enforceable by OTS under the provisions of 12 USC § 1818(i).

5.	Waivers.
The Association waives the following:

a.            The right to be served with a written notice of OTS’s charges against it as provided by 12 USC § 1818(b) and 12 CFR Part 509;

b.            The right to an administrative hearing of OTS’s charges as provided by 12 USC § 1818(b) and 12 CFR Part 509;

c.        The right to seek judicial review of the Order, including, without limitation, any such right provided by 12 USC § 1818(h), or otherwise to challenge the validity of the Order; and

d.            Any and all claims against OTS, including its employees and agents, and any other governmental entity for the award of fees, costs, or expenses related to this OTS enforcement matter and/or the Order, whether arising under common law, federal statutes, or otherwise.

6.	OTS Authority Not Affected.

Nothing in this Stipulation or accompanying Order shall inhibit, estop, bar or otherwise prevent OTS from taking any other action affecting the Association if at any time OTS deems it appropriate to do so to fulfill the responsibilities placed upon OTS by law.

7.	Other Governmental Actions Not Affected.

The Association acknowledges and agrees that its consent to the issuance of the Order is solely for the purpose of resolving the matters addressed herein, consistent with Paragraph 6 above, and does not otherwise release, discharge, compromise, settle, dismiss, resolve, or in any way affect any actions, charges against, or liability of the Association that arise pursuant to this

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OTS Docket No. 08534

Stipulation to Order to Cease and Desist

action or otherwise, and that may be or have been brought by any governmental entity other than OTS.

8.	Miscellaneous.

a.         The laws of the United States of America shall govern the construction and validity of this Stipulation and of the Order;

b.	If any provision of this Stipulation and/or the Order is ruled to be invalid, illegal,

or unenforceable by the decision of any Court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the Regional Director in his or her sole discretion determines otherwise;

c.	All references to OTS in this Stipulation and the Order shall also mean any of the OTS’s predecessors, successors, and assigns;

d.	The section and paragraph headings in this Stipulation and the Order are for convenience only and shall not affect the interpretation of this Stipulation or the Order;

e.	The terms of this Stipulation and of the Order represent the final agreement of the parties with respect to the subject matters thereof, and constitute the sole agreement of the parties with respect to such subject matters; and

f.         The Stipulation and Order shall remain in effect until terminated, modified, or suspended in writing by OTS, acting through its Regional Director or other authorized representative.

9.	Signature of Directors/Board Resolution.

Each Director signing this Stipulation attests that he or she voted in favor of a Board Resolution authorizing the consent of the Association to the issuance of the Order and the execution of the Stipulation. This Stipulation may be executed in counterparts by the directors

Guaranty Bank

OTS Docket No. 08534

Stipulation to Order to Cease and Desist

after approval of execution of the Stipulation at a duly called board meeting. A copy of the Board Resolution authorizing execution of this Stipulation shall be delivered to OTS, along with the executed original(s) of this Stipulation.

[Remainder of Page Intentionally Left Blank]

Guaranty Bank

OTS Docket No. 08534

Stipulation to Order to Cease and Desist

                WHEREFORE, the Association, by its directors, executes this Stipulation.

Accepted by:

GUARANTY BANK	OFFICE OF THRIFT SUPERVISION

Austin, Texas

/s/ John T. Stuart III	/s/ C.K. Lee
By:___________________________	By:_______________________________
John T. Stuart III,	C.K. Lee
Chairman and CEO	Regional Director, Western Region

/s/ David W. Biegler	Date: See Effective Date on page 1
___________________________
David W. Biegler, Director

/s/ Larry R. Faulkner
___________________________
Dr. Larry R. Faulkner, Director

/s/ Robert V. Kavanaugh
___________________________
Robert V. Kavanaugh, Director

/s/ Edward R. McPherson
___________________________
Edward R. McPherson, Director

/s/ Robert D. McTeer

Robert D. McTeer, Director

/s/ Robert B. Rowling

Robert B. Rowling, Director

/s/ Larry E. Temple

Larry E. Temple, Director

/s/ James J. Unger
___________________________
James J. Unger, Director

Guaranty Bank

OTS Docket No. 08534

Stipulation to Order to Cease and Desist